UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 7, 2012
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code:  (973) 994-3999
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
 Item 5.07         Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Columbia Laboratories, Inc. (the “Company”) was held on June 7, 2012. Proxies were solicited pursuant to the Company's proxy statement filed on April 26, 2012, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

All shares of the Company's Common Stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), owned as of the close of business on April 16, 2012 (the “Record Date”) had voting rights. Each share of Common Stock was entitled to one vote. Each share of Series B Preferred Stock was entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible).  Each share of Series E Preferred Stock was entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible). On the Record Date, there were approximately 87,330,865 shares of Common Stock issued and outstanding, 130 shares of Series B Preferred Stock issued and outstanding having voting power equal to 2,600 shares of Common Stock, and 22,740 shares of Series E Preferred Stock issued and outstanding having voting power equal to 1,137,000 shares of Common Stock.  The voting power of shares present or represented by valid proxy at the Annual Meeting was 77,266,962.

At the Annual Meeting, the Company's stockholders were asked (i) to elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified, (ii) to ratify the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, (iii) to approve in a non-binding advisory vote the Company's executive compensation programs, and (iv) to ratify the extension of the Company's stockholder rights plan to preserve the use of the Company's net operating losses under Section 382 of the Internal Revenue Code. The voting results reported below are final.

Proposal 1 - Election of the Board of Directors

Valerie L. Andrews, Edward A. Blechschmidt, Frank C. Condella, Jr., Cristina Csimma PharmD, Stephen G. Kasnet, and G. Frederick Wilkinson were duly elected as the Company's Board of Directors. The results of the election were as follows:

Director	For	Withheld	Broker Non-Votes
Valerie L. Andrews	32,951,317	1,543,736	42,771,909
Edward A. Blechschmidt	33,024,966	1,470,087	42,771,909
Frank C. Condella, Jr.	33,531,159	963,894	42,771,909
Cristina Csimma, PharmD	33,350,789	1,144,264	42,771,909
Stephen G. Kasnet	33,174,176	1,320,877	42,771,909
G. Frederick Wilkinson	32,578,104	1,916,949	42,771,909

Proposal 2 - Ratify the Appointment of Independent Registered Public Accounting Firm

The appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, was ratified. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
75,322,626	1,366,775	577,561	—

Proposal 3 - Approve in a non-binding advisory vote the Company's executive compensation programs.

The stockholders approved the Company's executive compensation programs. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
32,334,136	2,036,765	124,152	42,771,909

Proposal 4 - Ratify the extension of the Company's stockholder rights plan to preserve the use of the Company's net operating losses under Section 382 of the Internal Revenue Code.

The stockholders ratified the extension of the Company's stockholder rights plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
32,245,101	2,090,621	159,126	42,771,909

Item 8.01	Other Events

On June 7, 2012, the Board of Directors of the Company took the following actions relating to the organization of the Board and compensation of Directors.

First, the Board appointed the following Directors to the Committees of the Board, each to serve until his or her successor shall be elected and qualified:

Audit Committee Edward A. Blechschmidt, Chair Valerie L. Andrews Stephen G. Kasnet
Nominating and Corporate Governance Committee Stephen G. Kasnet, Chair Valerie L. Andrews Edward A. Blechschmidt
Compensation Committee Valerie L. Andrews, Chair Edward A. Blechschmidt Cristina Csimma, PharmD

All of the members of the Committees have been determined by the Board to be independent within the meaning of applicable NASDAQ Marketplace Rules, and the Board has identified Mr. Blechschmidt as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Second, the Board appointed Cristina Csimma, PharmD, as Lead Scientific Director to facilitate the Board's review of Company projects and programs by independent scientific experts.

Finally, the Board established the following compensation and reimbursement practices for non-employee directors, effective June 7, 2012.

Annual Director Retainer	$30,000

Additional Annual Retainer, Board Chair	$30,000

Additional Annual Retainer, Committee Chair	$15,000	(1)

Additional Annual Retainer, Lead Scientific Director	$15,000

Value of Equity Granted upon Election at Annual Meeting	$30,000	(2)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)	A Board Chair who also serves as a Committee Chair does not receive the Committee Chair retainer.
(2)
Consists of a grant of the number of shares of Restricted Stock under the Company's Long-Term Performance Plan determined by dividing $30,000 by the Fair Market Value of the Company's Common Stock on the date of grant. Provided, however, if an insufficient number of shares of Restricted Stock are available for issuance under the Company's Long-term Performance Plan, the balance of the value will consist of a grant of Stock Options to purchase shares of the Company's Common Stock at the fair market value of the Company's Common Stock on the date of grant determined by dividing the balance of the value by the fair value of a Stock Option on that date using the Black-Scholes option pricing model. The Restricted Stock and Stock Options vest at the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 11, 2012

COLUMBIA LABORATORIES, INC.
By: /S/ Michael McGrane
Michael McGrane
Senior Vice President, General Counsel
& Secretary